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                                                                  EXHIBIT 23.1





We have issued our report dated May 10, 1996, accompanying the consolidated financial statements of KCD Holdings Incorporated and subsidiary appearing in the fiscal 1996 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended January 31, 1996, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.





/s/ GRANT THORNTON LLP


Los Angeles, California
June 27, 1996